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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Summary Consolidated Financial Data", "Selected Consolidated Financial Data", and "Experts" and to the use of our report dated December 11, 1998 (except for Note 14, as to which the date is January 27, 1999) in the Registration Statement (Form S-1 No. 333-78829) and related Prospectus of Biopure Corporation.




                                                 Ernst & Young LLP





Boston, Massachusetts
July   , 1999





The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in Note 2 to the consolidated financial statements.

                                             /s/ Ernst & Young LLP

Boston, Massachusetts
June 24, 1999